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                        ENTERGY LOUISIANA, INC.
                        PRO FORMA BALANCE SHEET
                            June 30, 2002
                      (unaudited) (in thousands)

                                                           Adjustments to reflect proposed transaction
                                                                  Before     Pro Forma      After
                                                               Transaction  Adjustments  Transaction
                       CURRENT ASSETS
Cash and cash equivalents:
  Cash                                                            $14,755     $750,000 (A)    $14,755
                                                                             ($750,000)(B)
  Temporary cash investments - at cost,
    which approximates market                                           -            -              -
                                                               ----------    ---------     ----------
          Total cash and cash equivalents                          14,755            -         14,755
Notes receivable                                                        8            -              8
Accounts receivable:
  Customer                                                         77,803            -         77,803
  Allowance for doubtful accounts                                  (1,771)           -         (1,771)
  Associated companies                                             12,376            -         12,376
  Other                                                            11,262            -         11,262
  Accrued unbilled revenues                                       133,100            -        133,100
                                                               ----------    ---------     ----------
          Total accounts receivable                               232,770            -        232,770
                                                               ----------    ---------     ----------
Deferred fuel costs                                                10,077            -         10,077
Accumulated deferred income taxes                                   5,387            -          5,387
Materials and supplies - at average cost                           73,289            -         73,289
Deferred nuclear refueling outage costs                            14,441            -         14,441
Prepayments and other                                              26,763            -         26,763
                                                               ----------    ---------     ----------
          Total                                                   377,490            -        377,490
                                                               ----------    ---------     ----------

               OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity                               14,230            -         14,230
Decommissioning trust funds                                       124,512            -        124,512
Non-utility property - at cost (less accumulated depreciation)     21,580            -         21,580
                                                               ----------    ---------     ----------
          Total                                                   160,322            -        160,322
                                                               ----------    ---------     ----------
                        UTILITY PLANT
Electric                                                        5,499,463            -      5,499,463
Property under capital lease                                      239,395            -        239,395
Construction work in progress                                     147,067            -        147,067
Nuclear fuel under capital lease                                   67,917            -         67,917
                                                               ----------    ---------     ----------
          Total utility plant                                   5,953,842            -      5,953,842
Less - accumulated depreciation and amortization                2,611,859            -      2,611,859
                                                               ----------    ---------     ----------
          Utility plant - net                                   3,341,983            -      3,341,983
                                                               ----------    ---------     ----------

              DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
  SFAS 109 regulatory asset - net                                 172,847            -        172,847
  Unamortized loss on reaquired debt                               26,800            -         26,800
  Other regulatory assets                                          62,308            -         62,308
Long-term receivables                                               1,503            -          1,503
Other                                                              16,882            -         16,882
                                                               ----------    ---------     ----------
          Total                                                   280,340            -        280,340
                                                               ----------    ---------     ----------

          Total Assets                                         $4,160,135    $       -     $4,160,135
                                                               ==========    =========     ==========

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                        ENTERGY LOUISIANA, INC.
                        PRO FORMA BALANCE SHEET
                            June 30, 2002
                      (unaudited) (in thousands)

                                                           Adjustments to reflect proposed transaction
                                                                  Before     Pro Forma      After
                                                               Transaction  Adjustments  Transaction
                     CURRENT LIABILITIES
Currently maturing long-term debt                                $254,865    $(165,000) (B)   $89,865
Notes payable                                                      15,000      (15,000) (B)         -
Accounts payable:
  Associated companies                                            116,337      (85,000) (B)    31,337
  Other                                                           105,530            -        105,530
Customer deposits                                                  62,763            -         62,763
Taxes accrued                                                      79,054            -         79,054
Interest accrued                                                   21,538            -         21,538
Obligations under capital leases                                   34,171      (34,000) (B)       171
Other                                                              20,275            -         20,275
                                                               ----------    ---------     ----------
          Total                                                   709,533     (299,000)       410,533
                                                               ----------    ---------     ----------

                       DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                                 766,318            -        766,318
Accumulated deferred income tax credits                           109,241            -        109,241
Taxes accrued                                                           -      750,000 (A)    750,000
Obligations under capital leases                                   33,745            -         33,745
Accumulated provisions                                             70,367            -         70,367
Other                                                              76,347            -         76,347
                                                               ----------    ---------     ----------
          Total                                                 1,056,018      750,000      1,806,018
                                                               ----------    ---------     ----------

Long-term debt                                                    943,247      (59,000) (B)   884,247
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures                 70,000            -         70,000

                    SHAREHOLDERS' EQUITY
Preferred stock without sinking fund                              100,500      (42,000) (B)    58,500
Common stock, no par value, authorized                                                              -
  250,000,000 shares; issued 165,173,180 shares in 2002         1,088,900            -      1,088,900
Capital stock expenses and other                                   (1,718)            -        (1,718)
Retained earnings                                                 193,655            -        193,655
Less - treasury stock, at cost                                          -      350,000 (B)    350,000
                                                               ----------    ---------     ----------
          Total                                                 1,381,337     (392,000)       989,337
                                                               ----------    ---------     ----------

          Total Liabilities and Shareholders' Equity           $4,160,135     $      -     $4,160,135
                                                               ==========    =========     ==========
Explanation of proforma adjustments
(A)  To reflect receipt by Entergy Louisiana of the expected cash flow benefit of its tax accounting election.  For purposes of this pro forma presentation the midpoint of the expected $700-800 million range is used.

(B) To reflect the repurchase by Entergy Louisiana of $350 million of its common stock from Entergy Corporation, and reductions in Entergy Louisiana's debt and preferred stock outstanding, such that its capital structure remains approximately the same. For purposes of this pro forma presentation it is assumed that no dividend will be paid, and repurchased shares will be held as treasury stock. It is possible that the transaction will take another form (i.e., some or all by dividend or partial liquidation), but the end result will remain a reduction in common equity of approximately $350 million. A dividend would reduce retained earnings while a partial liquidation would reduce retained earnings and common stock proportionally.

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